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May 21, 2010

WFN Credit Company, LLC

220 West Schrock Road

Westerville, Ohio 43081

Re:	WFN Credit Company, LLC
Registration Statement on Form S-3

We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company (“WFNCC”), as registrant (the “Registrant”) in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3, as amended (the “Registration Statement”) and the related base prospectus, dated as of the date hereof (the “Base Prospectus”) and the forms of prospectus supplement (together with the Base Prospectus, the “Prospectus”), filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), registering (1) asset-backed notes (the “Notes”) to be issued pursuant to the Master Indenture, dated as of August 1, 2001, and as amended by the Omnibus Amendment (“Omnibus Amendment”), dated as of March 31, 2003, Supplemental Indenture No. 1 to Master Indenture, dated as of August 13, 2003, Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007, Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008 (as amended, the “Master Indenture”), each between World Financial Network Credit Card Master Note Trust (the “Note Trust”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company), as indenture trustee (the “Indenture Trustee”), as supplemented by a related Indenture Supplement (the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.7 to the Registration Statement and (2) collateral certificates (the “Collateral Certificates”) to be issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 17, 1996, among the Company, the Servicer, and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company, as trustee (the “Trustee”), as amended and restated as of September 17, 1999, as amended and restated a second time as of August 1, 2001, as amended by the Omnibus Amendment, and the Second Amendment to the Second Amended and Restated Pooling and Servicing Agreement dated as of May 19, 2004, the Third Amendment to the Second Amended and Restated Pooling and Servicing Agreement dated as of March 30, 2005, the Fourth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 13, 2007, the Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 26, 2007, and the Sixth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

May 21, 2010

May 27, 2008, each among WFNCC, World Financial Network National Bank, as servicer (the “Servicer”), and The Bank of New York Trust Company, N.A., as trustee (the “Certificate Trust Trustee”), as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of May 27, 2008, by and among WFNCC, BNY Midwest Trust Company, as resigning trustee, and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee (as amended and supplemented, the “Pooling and Servicing Agreement”), as further supplemented by the Collateral Series Supplement to the Pooling and Servicing Agreement, dated as of August 21, 2001, as amended by the First Amendment to Collateral Series Supplement, dated as of November 7, 2001 (the “Collateral Series Supplement” and together with the Pooling and Servicing Agreement, the “PSA”), among the Transferor, the Servicer and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

We have examined executed copies of the Registration Statement, Collateral Certificate No. 2, the Indenture, the PSA and the Transfer and Servicing Agreement, dated as of August 1, 2001, and as amended by the First Amendment to Transfer and Servicing Agreement, dated as of November 7, 2002, and as further amended by the Omnibus Amendment, and as further amended by the Third Amendment to Transfer and Servicing Agreement, dated as of May 19, 2004, and as further amended by the Fourth Amendment to Transfer and Servicing Agreement, dated as of March 30, 2005, and as further amended by Fifth Amendment to Transfer and Servicing Agreement, dated as of June 13, 2007, and as further amended by Sixth Amendment to Transfer and Servicing Agreement, dated as of October 26, 2007 (as amended, the “Transfer Agreement”), each between WFNCC, World Financial Network National Bank and the Note Trust and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”).

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at WFNCC’s direction, be sold by the Note Trust for reasonably equivalent consideration.

We have also assumed that: (i) the Transaction Documents, the Collateral Certificates and the Notes have been or will be duly authorized by all necessary corporate action; and (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of WFNCC and its affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Notes for which we do not act as counsel to you.

Mayer Brown LLP

May 21, 2010

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that (i) the Notes, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be legal, valid and binding obligations of the Note Trust, enforceable against the Note Trust in accordance with their terms and (ii) the Collateral Certificates, upon issuance and sale thereof as contemplated by the Transaction Documents, will be legal, valid and binding obligations of World Financial Network Credit Card Master Trust and entitled to the benefits of the PSA.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the forms of prospectus supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We are members of the Bar of the State of Illinois and New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP